Exhibit 10.3

SIXTH AMENDMENT TO THE

AMGEN INC.

CHANGE OF CONTROL SEVERANCE PLAN

The Amgen Inc. Change of Control Severance Plan (the “Plan”) is hereby amended, effective May 10, 2006, as follows:

1.	Section 1(N) of the Plan shall be amended and restated in its entirety as follows:

“(N) “Group II Participants” shall mean those management-level staff members of the Company, Amgen USA Inc., and Amgen Worldwide Services, Inc., Immunex Corporation, Immunex Manufacturing Corporation, Immunex Rhode Island Corporation, Amgen SF, LLC, and Amgen Fremont Inc. at the level of Director or equivalent and above (i.e., those employees of the Company or the aforementioned entities whose positions have been designated as Salary Grade 32 or Salary Grade EL4 and above, or effective January 1, 2005, Salary Grade 102 and above) and who are not Group I Participants, as such group shall be constituted immediately prior to a Change of Control. At or before the occurrence of a Change of Control, the Company shall notify the Group II Participants in writing of their status as Participants in the Plan.”

2.	Section 1(O) of the Plan shall be amended and restated in its entirety as follows:

“(O) “Group III Participants” shall mean those management-level staff members of the Company, Amgen USA Inc., and Amgen Worldwide Services, Inc., Immunex Corporation, Immunex Manufacturing Corporation, Immunex Rhode Island Corporation, Amgen SF, LLC, and Amgen Fremont Inc. at the level of Director or equivalent an above (i.e., those employees of the Company or the aforementioned entities whose positions have been designated as Salary Grade 30 or Salary Grade EL2 or EL3 and above, or effective January 1, 2005, Salary Grade 101 and above), as such group shall be constituted immediately prior to a Change of Control. At or before the occurrence of a Change of Control, the Company shall notify the Group III Participants in writing of their status as Participants in the Plan.”

To record this Sixth Amendment to the Plan as set forth herein, the Company has caused its authorized officer to executive this document this 16th day of May, 2006.

AMGEN, INC.

By:	/s/ Brian McNamee

Title:	Senior Vice President, Human Resources